                                                                    EXHIBIT 3.02

                                     BYLAWS

                                       OF

                               LIFE RE CORPORATION

             (Incorporated under the laws of the State of Delaware)

                                    PREAMBLE

      These Bylaws are subject to, and governed by, the Certificate of Incorporation (herein so called, including all amendments thereto and statements and designations filed therewith) of Life Re Corporation (the "Corporation") and the statutes, regulations, common law, and other laws ("law" or "law's") of the State of Delaware (including, without limitation, the Delaware General Corporation Law) as currently in effect or hereafter amended. In the event of a conflict between the provisions of these Bylaws and the mandatory provisions of the law or of the Certificate of Incorporation, such provisions of the law or the Certificate of Incorporation, as the case may be, will be controlling.

                                    ARTICLE I

                                     OFFICES

      1.1 Registered Office and Agent. The registered office and registered agent of the Corporation shall be as from time to time set forth in the Certificate of Incorporation (including in a statement of change of registered office or agent filed with the Secretary of State of Delaware). The Corporation's registered office or registered agent, or both, may be changed at any time by resolution of the Board of Directors (herein so called), filed with the Secretary of State of Delaware.

      1.2 Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware and within and outside the United States of America as the business of the Corporation may require or as the Board of Directors may from time to time determine.

                                   ARTICLE II

                                  STOCKHOLDERS

      2.1 Annual Meetings. Annual meetings of stockholders shall be held on the date and at the time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At annual meetings, the stockholders shall transact such business as may properly be brought before the meeting, including the election of directors to serve on the Board of Directors.

      2.2 Special Meetings. Special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption).

      2.3 Place for Meetings. Meetings of the stockholders for the election of directors shall be held at such place, within or outside the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such place, within or outside the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

      2.4 Notice. Written or printed notice stating the place, day, and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, Vice Chairman of the Board, President, the Secretary, or the person calling the meeting, to each stockholder of record entitled to vote at the meeting. Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice.

      2.5 Exemption from Notice. Any notice required to be given to any stockholder by law, the Certificate of Incorporation, or these Bylaws need not be given to, nor need application be made to any governmental authority or agency for a license or permit to give such notice to, the stockholder if (a) communication with such stockholder would be unlawful or (b)(i) notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or (ii) all (but not less than two) payments (if sent by first class mail) of distributions or interest on securities during a twelve-month period have been mailed to such stockholder, addressed at his address as shown on the stock records of the Corporation, and have been returned undeliverable. Any action or meeting taken or held without notice to such a person shall have the same force and effect as if the notice had been duly given. If such a person delivers to the Corporation a written notice setting forth his then current address, the requirement that notice be given to that person shall be reinstated. If the action taken by the Corporation is reflected in any certificate filed with the Secretary of State of Delaware, such certificate may state that notice was duly given to all persons to whom notice was required to be given.

      2.6 Voting List. The officer who has charge of the stock records of the Corporation shall prepare and make available, at least ten days before each meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock records are the only evidence as to who are the stockholders entitled to examine the stock records, the list required by this Section 2.6 or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

      2.7 Voting of Shares. Treasury shares, and shares of the Corporation's own stock owned by another corporation the majority of the voting stock of which is owned or controlled by the Corporation, shall not be shares entitled to be voted at any meeting of stockholders, shall not be voted (directly or indirectly) at such meeting, and shall not be counted in determining the total number of outstanding voting shares at any given time. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon.

      2.8 Quorum: Adjournment. The holders of a majority of the issued and outstanding shares of all classes of the Corporation's stock entitled to vote together as a single class and of each class of the Corporation's stock entitled to vote as a separate class, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders, except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

      2.9 Majority Vote: Withdrawal of Quorum. All issued and outstanding shares of the Corporation's stock entitled to vote on a question brought before a meeting of stockholders shall vote as a single class, except as otherwise provided by the express provisions of law or of the Certificate of Incorporation. When a quorum is present in person or represented by proxy at any meeting of the Corporation's stockholders, each question shall be decided (a) in each case in which classes of the Corporation's stock (or any series thereof) will vote together as a single class, by vote of a majority of the total number of shares of such classes (or series) present in person or represented by proxy at the meeting and entitled to vote on the question, or (b) in each case in which classes of the Corporation's stock will vote as separate classes, by vote of a majority of the total number of shares of each such class (or series) present in person or represented by proxy at the meeting and entitled to vote on the question; provided, however, that if the express provisions of law, the Certificate of Incorporation, or these Bylaws require a different vote to decide a question brought before the meeting, such express provisions shall govern and control the decision of such question. The stockholders present in person or represented by proxy at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of the holders of sufficient voting shares to leave less than a quorum.

      2.10 Method of Voting. On each matter submitted to a vote at a meeting of stockholders, every stockholder of record shall be entitled to one vote for every outstanding share of the Corporation's capital stock, regardless of class, standing in his name on the stock records of the Corporation as of the record date for the meeting, except as otherwise provided by law and except to the extent that the Certificate of Incorporation provides for more or less than one vote per share or (if and to the extent permitted by law) limits or denies voting rights to the holders of the shares of any class or series of the Corporation's capital stock. If the Certificate of Incorporation provides for more or less than one vote per share for all the outstanding shares or for the shares of any class or any series on any matter, every reference in these Bylaws (unless expressly stated otherwise herein), in connection with such matter, to a specified portion of such shares shall mean such portion of the votes entitled to be cast in respect of such shares by virtue of the provisions of the Certificate of Incorporation. At each meeting of stockholders at which directors will be elected, each stockholder owning shares of the respective class or classes of the Corporation's capital stock then entitled (by law, the Certificate of Incorporation, or these Bylaws) to be voted in the election of such directors shall have the right to vote, in person or by proxy, all shares of such class or classes for as many persons as there are directors to be elected by holders of shares of such class or classes entitled to be voted in such election. Cumulative voting in the election of directors is permissible only if, at the time of such election, it is permitted in the Certificate of Incorporation and by law.

      2.11 Voting; Proxies. Unless otherwise provided in the Certificate of Incorporation or by the express provisions of law, at every meeting of stockholders each stockholder shall be entitled to vote in person or by proxy, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and unless, and only as long as, the proxy is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

      2.12 Record Date - Voting at Meetings. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which shall not be less than ten nor more than sixty days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

      2.13 Record Date - Voting by Consent. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix, in advance, a record date, which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

      2.14 Record Date - Dividends and Distributions. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

      2.15 Presiding Officials at Meetings. Unless some other person or persons are elected by a vote of a majority of the shares then entitled to vote at a meeting of stockholders, the Chairman of the Board shall preside at and the Secretary shall prepare minutes of each meeting of stockholders.

      2.16 No Stockholders' Consent. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

                                   ARTICLE III

                                    DIRECTORS

      3.1 Responsibilities of Board. The business of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders or any other person.

      3.2 Election; Term; Qualification; Number. The Board of Directors shall consist of not less than five or more than nine persons, the exact number to be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). At the 1992 annual meeting of stockholders, the directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1993 annual meeting of stockholders, the term of office of the second class to expire at the 1994 annual meeting of stockholders and the term of office of the third class to expire at the 1995 annual meeting of stockholders. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

      3.3 [Reserved.]

      3.4 Vacancies; Newly Created Directorships. Except as otherwise fixed pursuant to the provisions of ARTICLE FOUR of the Restated Certificate of Incorporation relating to the rights of the holders of any class or series of Preferred Stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, even though there exists less than a quorum of the Board of Directors, acting at a regular or special meeting. If any applicable provision of the Delaware General Corporation Law expressly confers power on stockholders to fill such a directorship at a special meeting of stockholders, such a directorship may be filled at such a meeting only by the affirmative vote of at least 80 percent of the combined voting power of all of the then outstanding shares of Voting Stock, voting together as a single class. Any director elected in accordance with the two preceding sentences shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the authorized number of directors constituting the entire Board of Directors shall shorten the term of any incumbent director.

      3.5 Removal. Any director of the Corporation may resign at any time either by oral tender of resignation at any meeting of the Board of Directors or by giving written notice thereof to the Corporation. Such resignation shall take effect at the time specified therefor, and unless otherwise specified with respect thereto the acceptance of such resignation shall not be necessary to make it effective. Subject to the rights of the holders of any class or series of Preferred Stock having preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80 percent of the combined voting power of all of the then outstanding shares of stock of all classes and series of the Corporation entitled to vote generally (the "Voting Stock"), voting together as a single class (it being understood that, for all purposes of these Bylaws, each share of the Voting Stock shall have the number of votes granted to it pursuant to ARTICLE FOUR of the Certificate of Incorporation of the Corporation or any designation of the rights, powers and preferences of any class or series of the Preferred Stock of the Corporation made pursuant to said ARTICLE FOUR (a "Preferred Stock Designation")). The Corporation must notify the director of the grounds of his impending removal and the director shall have an opportunity, at the expense of the Corporation, to present his defense to the stockholders by a statement which accompanies or precedes the Corporation's solicitation of proxies to remove him. The term "entire Board" as used in these Bylaws means the total number of directors which the Corporation would have if there were no vacancies.

      3.6 First or Regular Meetings. The first meeting of each newly elected Board of Directors may be held immediately after and at the same place (within or outside the State of Delaware) as the annual meeting of stockholders, and regular meetings of the Board of Directors may be held at such times and places (within or outside the State of Delaware) as may be designated from time to time by resolution of the Board of Directors. No notice of any such first or regular meeting is required.

      3.7 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board on not less than twenty-four hours' notice to each director, and special meetings shall be called by the Chairman of the Board, President, or Secretary in like manner and on like notice on the written request of two or more directors, unless the Board of Directors consists of only one director, in which case special meetings shall be called by the Chairman of the Board, President, or Secretary in like manner or on like notice on the written request of the sole director. Special meetings of the Board of Directors may be held at such times and places (within or outside the State of Delaware) as shall be designated in the notice of Special meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of any special meeting.

      3.8 Quorum; Majority Vote. A whole number of directors equal to at least one third of the total number of authorized directors of the Corporation (whether or not there exist any vacancies in previously authorized directorships at the time at which the existence of a quorum is to be determined with respect to the transaction of any business by the Board) shall constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained. The vote of a majority of the directors present at a meeting at which a quorum is in attendance shall be an act of the Board of Directors, unless the vote of a greater number is required by law, the Certificate of Incorporation or these Bylaws. The directors present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of a sufficient number of directors to leave less than a quorum.

      3.9 Procedure; Minutes. At all meetings of the Board of Directors, business shall be transacted in such order as the Board of Directors may determine from time to time. The Board of Directors shall appoint at each meeting a person to preside at the meeting and a person to act as secretary of the meeting. The secretary of the meeting shall prepare minutes of the meeting, which shall be delivered to the Secretary of the Corporation for placement in the minute books of the Corporation.

      3.10 Directors' Reliance. Each director shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports, or statements presented to the Corporation by any of the Corporation's officers or employees, or by committees of the Board of Directors, or by any other persons as to matters the director or member reasonably believes are within any such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, including (in the case of dividends, stock repurchases, or otherwise) information, opinions, reports, or statements as to the value and amount of the assets, liabilities, or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid or with which the Corporation's stock might properly be purchased or redeemed.

      3.11 Compensation. The Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses (if any) of, or a fixed sum for, attendance at each meeting of the Board of Directors or may be paid a stated salary as director. The amount and manner of payment of any such expenses and compensation shall be determined by resolution adopted by a majority of the entire Board of Directors at any time serving. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

      3.12 Nominations. Subject to the rights of holders of any class or series of Preferred Stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, ninety days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

                                   ARTICLE IV

                                   COMMITTEES

      4.1 Committees - General. The Board of Directors may, by resolution passed by a majority of the directors, designate from among its members an executive committee and one or more other committees, each committee to consist of one or more directors of the Corporation. Each such committee shall have such name, powers, responsibilities, and other attributes as may be determined from time to time by resolution adopted by a majority of the entire Board of Directors then serving. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The number of committee members may be increased or decreased from time to time by resolution adopted by a majority of the entire Board of Directors then serving. The resolution authorizing a decrease in the members of any committee may provide that such decrease has the effect of shortening the term of any designated member or members. Each committee member shall serve as such until he ceases to be a director of the Corporation or until his earlier death, resignation, removal, disqualification, or other membership termination in accordance with law, the Certificate of Incorporation, or these Bylaws.

      4.2 Authority. The executive committee (if any), unless expressly restricted in a resolution adopted by a majority of the entire Board of Directors at any time serving, shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each other committee, to the extent provided in a resolution adopted by a majority of the entire Board of Directors at any time serving, shall have any, and may exercise all, of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. However, neither the executive committee nor any other committee shall have any power or authority of the Board of Directors in reference to

            (a) amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of the Corporation's stock adopted by a majority of the Board of Directors then serving as provided in subsection (a) of section 151 of the Delaware General Corporation Law, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, distribution of assets of the Corporation, or conversion into, or exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), (b) adopting an agreement of merger or consolidation under Section 251 or Section 252 of the Delaware General Corporation Law, (c) recommending to the stockholders the sale, lease, or exchange of all or substantially all of the property and assets of the Corporation, (d) recommending to the stockholders a dissolution of the Corporation or a revocation thereof, (e) amending, altering, or repealing these Bylaws or adopting new bylaws, (f) filling vacancies in the Board of Directors or (except as provided in Section 4.1 of these Bylaws) any committee, (g) filling any directorship on the Board of Directors to be filled by reason of an increase in the number of directors, (h) electing or removing officers or committee members, (i) fixing the compensation of any committee member, or (j) altering or repealing any resolution of the Board of Directors which by its terms provides that it shall not be amendable or repealable by a committee or otherwise. In addition, if authorized by the Certificate of Incorporation, these Bylaws, or a resolution adopted by a majority of the entire Board of Directors then serving, the executive committee or any other committee shall have the power or authority to declare a dividend, authorize the issuance of shares of the Corporation's stock (regardless of the class or series thereof), or adopt a certificate of ownership and merger pursuant to
      Section 253 of the Delaware General Corporation Law.

      4.3 Committee Changes. The Board of Directors at any time may, by resolution adopted by a majority of the entire Board of Directors then serving, fill vacancies on any committee, change membership of any committee, or discharge or terminate any committee. Furthermore, the Board of Directors, by resolution adopted by a majority of the entire Board of Directors then serving, may at any time remove any committee member, with or without cause, if in the judgment of the Board of Directors the best interests of the Corporation will be served by such removal. The removal of a committee member shall be without prejudice to the contract rights, if any, of such member, but election or appointment of a committee member shall not of itself create any contract rights.

      4.4 Regular Meetings. Regular meetings of any committee may be held at such times and places (within or outside the State of Delaware) as may be designated from time to time by resolution of the committee. No notice of any such regular meeting is required.

      4.5 Special Meetings. A special meeting of any committee may be held whenever called by any committee member at such time and place (within or outside the State of Delaware) as such committee member shall designate in the notice of such special meeting. The committee member calling any special meeting shall cause notice of such special meeting to be given to each committee member at least twenty-four hours before such special meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice of any special meeting.

      4.6 Quorum; Majority Vote. Unless a greater number is required by law, the Certificate of Incorporation, these Bylaws, or any resolution adopted by a majority of the entire Board of Directors at any time serving, a majority of the number of a committee's members designated by the Board of Directors shall constitute a quorum for the transaction of business at any meeting of such committee. If a quorum is not present at a meeting of any committee, a majority of the committee members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The vote of a majority of the committee members present at any meeting at which a quorum is in attendance shall be the act of the committee, unless the vote of a greater number is otherwise required by law, the Certificate of Incorporation, these Bylaws, or any resolution adopted by a majority of the entire Board of Directors at any time serving. The committee members present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of a sufficient number of committee members to leave less than a quorum.

      4.7 Procedure; Minutes. At each meeting of a committee, business shall be transacted in such order as the committee may determine from time to time. The committee shall appoint at each meeting a person to preside at the meeting and a person to act as secretary of the meeting. The secretary of the meeting shall prepare minutes of the meeting, which shall be delivered to the Secretary of the Corporation for placement in the minute books of the Corporation and shall be reported to the Board of Directors upon request of the Board of Directors.

      4.8 Compensation. The committee members may be paid their expenses (if any) of, or a fixed sum for, attendance at each meeting of the committee or may be paid a stated salary as a committee member. The amount and manner of payment of any such compensation shall be determined by resolution adopted by a majority of the entire Board of Directors at any time serving. No committee member shall be precluded from serving the Corporation in any other capacity or receiving compensation therefor.

      4.9 Responsibility. Neither the designation of any committee nor the delegation of authority to it shall operate to relieve the Board of Directors or any director of any responsibility imposed upon it or such director by law. The Board of Directors may reverse, modify, supplement, or approve any actions taken by any committee. Unless the context otherwise requires, the terms "Board of Directors" and "director" as used in these Bylaws (including, without limitation, Section 3.10 and Article VIII of these Bylaws, but excluding this
Article IV) shall respectively include each committee or committee member that, under the law, the Certificate of Incorporation, these Bylaws, or a resolution adopted by a majority of the entire Board of Directors at any time serving, has the authority to act with respect to the matter stated in or contemplated by these Bylaws.

                                    ARTICLE V

         GENERAL PROVISIONS RELATING TO MEETINGS AND WRITTEN CONSENTS

      5.1 Notice. Any notice required or permitted (under the law, the Certificate of Incorporation, or these Bylaws) to be given to any stockholder, director, or committee member of the Corporation shall be in writing and in English unless some other form of notice is expressly permitted by law or by lawful provision of the

Certificate of Incorporation or these Bylaws. Whenever the law, the Certificate of Incorporation, or these Bylaws require or permit any notice to be given to any stockholder, director, or committee member of the Corporation and do not specify the form such notice shall take or how such notice shall be given, such notice may be in the form of a letter, telegram, telecopy, or other written communication and may be given by mail, personal delivery, or any other method expressly required or permitted by law or by lawful provision of the Certificate of Incorporation or these Bylaws; provided, however, that notice of meetings of the Board of Directors or any committee thereof may be given by telephone if followed that same day by written notice in accordance with this Section 5.1. A stockholder's address for any notice shall be as set forth from time to time in the stock records of the Corporation (maintained by the Corporation or its transfer agent), and a director's or committee member's address for any notice shall be as set forth in a directory or other records of the Corporation maintained for such purpose. Unless otherwise expressly provided by law or by any lawful provision of the Certificate of Incorporation or these Bylaws, any notice required or permitted to be given to any stockholder, director, or committee member shall be deemed to be delivered and given upon the first to occur of (a) the deposit of such notice in the United States mail, postage prepaid and addressed to the stockholder, director, or committee member at his address for notice as stated above, (b) the delivery of such notice at the stockholder's, director's, or committee member's address for notice as stated above, whether or not such delivery is made to or receipted for by the addressee, or (c) the receipt of such notice by the stockholder, director, or committee member, whether or not at his address for notice as stated above.

      5.2 Waiver of Notice; Attendance. Whenever any notice is required to be given by law, the Certificate of Incorporation, or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or committee members need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws. Attendance of a person at any regular or special meeting of the stockholders, directors, or committee members shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

      5.3 Director Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all directors or committee members, as the case may be, consent thereto in writing, and if the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

      5.4 Stockholder Action Without Meeting. Any action that may be taken, or is required by law, the Certificate of Incorporation, or these Bylaws to be taken, at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that each such written consent shall bear the respective date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

      Prompt notice of the taking of any corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. In the event that the action which is consented to is such as would have required the filing of a certificate under any provision of the Delaware General Corporation Law, if such action had been voted on by stockholders at a meeting thereof, the certificate filed under such other provision shall state, in lieu of any statement required by such provision concerning any vote of stockholders, that written consent and written notice have been given in accordance with the Delaware General Corporation Law.

      5.5 Telephone and Similar Meetings of Directors. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment through which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting, as permitted by law. No meeting of stockholders of the Corporation may be held by means of a conference telephone or similar communications equipment unless and until the same is permitted by law.

                                   ARTICLE VI

                            OFFICERS AND OTHER AGENTS

      6.1 Number; Titles; Election. The Corporation shall have a Chairman of the Board, a Vice Chairman of the Board, a President, a Secretary, and any other officers the Board of Directors may deem necessary or desirable. Each such officer of the Corporation shall be elected by the Board of Directors, which election may be held at the first duly convened meeting of the Board of Directors following an election of directors by the Corporation's stockholders or at any other meeting of the Board of Directors. In addition to its officers, the Corporation may have such assistant officers and other agents as are appointed or elected from time to time by the Board of Directors, or as are chosen from time to time by the Chairman of the Board (whose choices shall be named in a written statement included in the Corporation's minute books). Any two or more offices may be held by the same person. No officer, agent, or assistant officer need be a stockholder or director of the Corporation, a resident of the State of Delaware, or a citizen of the United States. No failure to elect officers of the Corporation shall dissolve or otherwise affect the Corporation.

      6.2 Term of Office; Removal. Each officer, assistant officer, and agent of the Corporation shall hold office until his successor is chosen and shall qualify or until his earlier death, resignation, removal, disqualification, or other termination of office in accordance with law, the Certificate of Incorporation, these Bylaws, or otherwise. Any officer, assistant officer, or agent elected or appointed by the Board of Directors may be removed, with or without cause, at any time by majority vote of the Board of Directors, if in the judgment of the Board of Directors the best interests of the Corporation will be served by such removal. Furthermore, the Chairman of the Board, by written statement included in the Corporation's minute books, may at any time remove any assistant officer or agent chosen by the Chairman of the Board, with or without cause, if in the judgment of the Chairman of the Board the best interests of the Corporation will be served by such removal. Any removal of an officer, assistant officer, or agent by the Board of Directors or the Chairman of the Board shall be without prejudice to the contract rights, if any, of the person so removed, but election, appointment, or other selection of an officer, assistant officer, or agent shall not of itself create any contract rights.

      6.3 Vacancies. Any vacancy occurring as a result of the death, resignation, removal, disqualification, or other termination of any officer of the Corporation may be filled by the Board of Directors, provided that any vacancy in the office of Chairman of the Board, President, or Secretary shall be filled by the Board of Directors. Any vacancy occurring as a result of the death, resignation, removal, disqualification, or other termination of any agent or assistant officer of the Corporation may be filled by the Board of Directors or the Chairman of the Board provided that any vacancy in the registered agent of the Corporation shall be filled by the Board of Directors.

      6.4 Authority. Officers, assistant officers, and agents shall have such authority and perform such duties in the management of the Corporation as are provided in these Bylaws, or in a resolution of the Board of Directors not inconsistent with these Bylaws.

      6.5 Compensation. The Corporation may compensate officers, assistant officers, agents, and employees for serving in such capacity. The amounts and manner of payment of any such compensation will be determined by the Board of Directors or (in the case of compensation of any assistant officer, agent, or employee other than the Chairman of the Board) by the Chairman of the Board; provided, however, that the Chairman of the Board may not determine or modify the amount or manner of payment of the compensation of any officer, assistant officer, agent, or employee whose compensation has been established, or with respect to whose compensation the power of the Chairman of the Board under this
Section 6.5 has been restricted or withdrawn, by resolution of the Board of Directors or by these Bylaws. No officer, assistant officer, agent, or employee shall be precluded from serving the Corporation in any other capacity or receiving compensation therefor.

      6.6 Employment and Other Contracts. By resolution, the Board of Directors may authorize any officer, assistant officer, agent, or employee of the Corporation to enter into any contract or execute and deliver any instrument in the name or on behalf of the Corporation, and such authority may be general or confined to specific instances. The Board of Directors also may authorize employment contracts with any officer, assistant officer, agent, or employee upon such terms and conditions as the Board of Directors may deem appropriate.

      6.7 Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the Corporation and, subject to the supervision of the Board of Directors, shall preside at all meetings of stockholders and the Board of Directors and shall haven general supervision, management, and control of the business, properties, officers, assistant officers, agents, and employees of the Corporation, including, without limitation, the power to choose, remove, or suspend agents and assistant officers of the Corporation; to employ, discharge, or suspend employees of the Corporation; to fix the compensation of agents, assistant officers, and employees of the Corporation, except as provided in
Section 6.5 of these Bylaws; and to suspend, with or without cause, any officer of the Corporation pending final action by the Board of Directors with respect to the suspension, removal, or reinstatement of such officer. The Chairman of the Board shall see that all orders and resolutions of the Board of Directors and any committee thereof are carried into effect and shall perform such other duties and have such other authority and powers as the Board of Directors, the Certificate of Incorporation, or these Bylaws may from time to time prescribe.

      6.8 Vice Chairman of the Board. The Vice Chairman of the Board shall have such powers and duties as may be prescribed from time to time by the Board of Directors, or as may be delegated from time to time by the Chairman of the Board. The Vice Chairman of the Board shall exercise the powers and duties of the Chairman of the Board during such officer's absence, suspension, or inability to act.

      6.9 President. The President shall have such powers and duties as may be prescribed from time to time by the Board of Directors, or as may be delegated from time to time by the Chairman of the Board or the Vice Chairman of the Board. The President shall exercise the powers and duties of the Vice Chairman of the Board during such officer's absence, suspension, or inability to act.

      6.10 Vice Presidents. Each Vice President shall have such powers and duties as may be prescribed from time to time by the Board of Directors, or as may be delegated from time to time by the Chairman of the Board, the Vice Chairman of the Board, or the President. The Vice Presidents (in the order designated by the Board of Directors by title or otherwise, or in the absence of such designation, as determined by the length of time each has held the office of Vice President continuously) shall exercise the Powers and duties of the President during such officer's absence, suspension, or inability to act.

      6.11 Assistant Vice Presidents. Each Assistant Vice President shall perform such duties as may be prescribed from time to time by the Board of Directors, or as may be delegated from time to time by the Chairman of the Board, the Vice Chairman of the Board, the President, or any Vice President. Each Assistant Vice President (in the order designated by the board of Directors by title or otherwise, or in the absence of such designation, as determined by the length of time each has held the office of Assistant Vice President continuously) shall exercise the powers and duties of his respective Vice President during any such officers absence, suspension, or inability to act.

      6.12 Secretary. The Secretary shall attend all meetings of stockholders and such meetings of the Board of Directors or any committee thereof as the Chairman of the Board, the Board of Directors, or the respective committee shall request, and he shall record all the proceedings of such meetings in minute books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of meetings of stockholders, the Board of Directors, and committees in accordance with and whenever required by law, the Certificate of Incorporation, or these Bylaws. The Secretary shall have charge of the stock certificate books and stock transfer books of the Corporation and such other stock records as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection by any director. The Secretary shall perform such other duties as may be prescribed from time to time by the Board of Directors, or as may be delegated from time to time by the Chairman of the Board, the Vice Chairman of the Board, the President, or any Vice President.

      6.13 Assistant Secretaries. Each Assistant Secretary shall perform such duties as may be prescribed from time to time by the Board of Directors, or as may be delegated from time to time by the Secretary, the Chairman of the Board, the Vice Chairman of the Board, the President, or any Vice President. The Assistant Secretaries (in the order designated by the Board of Directors by title or otherwise, or in the absence of such designation, as determined by the length of time each has held the office of Assistant Secretary continuously) shall exercise the powers and duties of the Secretary during such officer's absence, suspension, or inability to act.

      6.14 Treasurer. The Treasurer shall have custody of the Corporation's funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or the Chairman of the Board. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the Chairman of the Board, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board and the Board of Directors, when the Chairman of the Board or the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall have power to endorse (for deposit, collection, or otherwise) all checks, drafts, notes, bills of exchange, and other commercial paper payable to the Corporation and to give proper receipts and discharges for all payments to the Corporation. The Treasurer shall perform such other duties as may be described from time to time by the Board of Directors, or as may be delegated from time to time by the Chairman of the Board, the Vice Chairman of the Board, the President, or any Vice President. If required by the Board of Directors, the Treasurer shall give the Corporation a bond which shall be renewed at least as often as every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, removal, disqualification, or other termination of office, of all books, papers, vouchers, moneys, and other property of whatever kind in his possession or under his control belonging to the Corporation.

      6.15 Assistant Treasurers. Each Assistant Treasurer shall perform such duties as may be prescribed from time to time by the Board of Directors, or as may be delegated from time to time by the Treasurer, the Chairman of the Board, the Vice Chairman of the Board, the President, or any Vice President. The Assistant Treasurers (in the order designated by the Board Of Directors by title or otherwise, or in the absence of such designation, as determined by the length of time each has held the office of Assistant Treasurer continuously) shall exercise the powers of the Treasurer during such officer's absence, suspension, or inability to act.

                                   ARTICLE VII

                        CERTIFICATES AND STOCK TRANSFERS

      7.1 Issuance of Shares. The Board of Directors shall have the power and authority to issue shares of the Corporation's capital stock authorized under the Certificate of Incorporation. Unissued shares (with or without par value) may be issued, and treasury shares (with or without par value) may be disposed of, at such times and for such consideration (expressed in U.S. dollars) as the Board of Directors shall fix and determine; provided, however, that if the Certificate of Incorporation reserves to the Stockholders the right to fix the consideration for the issuance of unissued shares (with or without par value), the consideration shall be fixed, before such issuance, by vote of the holders of a majority of all shares entitled to vote thereon. The consideration for subscriptions to, or the purchase of, shares to be issued by the Corporation shall be paid in such form and such manner as the Board of Directors shall determine, and in the absence of fraud in the transaction, the judgment of the Board of Directors as to value of the consideration shall be exclusive. The shares of the Corporation's capital stock so issued shall be deemed to be fully paid and nonassessable stock, if:

            (a) the entire amount of such consideration has been received by the Corporation in the form of cash, services rendered, personal property, real property, leases of real property, or a combination thereof; or

            (b) not less than the amount of the consideration determined to be capital pursuant to Section 154 of the Delaware General Corporation Law has been received by the Corporation in such form, and the Corporation has received a binding obligation of the subscriber or purchaser to pay the balance of the subscription or purchase price; provided, however, nothing contained in this paragraph (b) shall prevent the Board of Directors from issuing partly paid shares under Section 156 of the Delaware General Corporation Law.

      7.2 Certificates for Shares. Issued shares of the Corporation's capital stock shall be evidenced by certificates that shall be in form conforming with the law and approved by the Board of Directors. The certificates shall be consecutively numbered, shall be entered (as they are issued) in the stock records of the Corporation or of the Corporation's transfer agent, if any, and shall state the stockholder's name, the number and class or series of shares, the par value of such shares or a statement that such shares are without par, and such other matters (including legends) as may be required by law, contract, or otherwise. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, powers, preferences, and relative, participating, optional, and other special rights of each class of stock or series thereof and the qualifications, limitations, and restrictions thereof shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; provided, however, that except otherwise provided in
Section 202 of the Delaware General Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests, a statement of the designations, powers, preferences, and relative, participating, optional and other special rights of each class of stock or series thereof and the qualifications, limitations, and restrictions thereof.

      7.3 Signatures on Certificates. The certificates for issued shares of the Corporations capital stock shall be signed by the Chairman of the Board, the Vice Chairman of the Board, or the President and by the Secretary, or by any other officers of the Corporation so authorized by these Bylaws (including, without limitation, any Vice President acting for the President and any Assistant Secretary, Treasurer, or Assistant Treasurer acting for the Secretary) or by a resolution of the Board of Directors, and may be sealed with the seal of the Corporation or a facsimile thereof. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if the person or entity, as the case may be, were such officer, transfer agent, or registrar at the date of issuance.

      7.4 Lost, Stolen, or Destroyed Certificates. The corporation shall issue, or shall cause its transfer agent or registrar to issue, a new certificate in place of any certificate for shares previously issued if, in accordance with and to the extent required by written instructions of the corporation (and its transfer agent or registrar, if any), the registered owner of the certificate, or his legal representative:

            (a) makes proof by affidavit, in form and substance satisfactory to the Corporation (and its transfer agent or registrar, if any), that a previously issued certificate for shares has been lost, destroyed, or stolen;

            (b) requests the issuance of a new certificate before the Corporation (or its transfer agent or registrar, if any) has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

            (c) delivers to the Corporation (and its transfer agent and registrar, if any) a bond, in form and substance satisfactory to Corporation (and its transfer agent and registrar, if any) with such surety or sureties and with fixed or open penalty, if, as, and when the Corporation may direct, to indemnify the Corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate; and

            (d) satisfies any other reasonable requirements imposed by the Corporation (or its transfer agent or registrar, if any), including advertising the loss, theft, or destruction of such certificate in such manner as the Corporation (or its transfer agent or registrar, if any) may specify.

If the stockholder of record of a certificate that has been lost, stolen, or destroyed fails to notify the Corporation (and its transfer agent and registrar, if any) within a reasonable time after he has notice of it, and if the Corporation (or its transfer agent or registrar, if any) registers a transfer of the shares represented by the certificate before receiving such notification, the stockholder of record shall be precluded from making any claim against the Corporation (or its transfer agent or registrar, if any) for the transfer or for a new certificate. The requirements of this Section 7.4 shall be decided upon for the Corporation by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board( the President, or the Treasurer.

      7.5 Transfer of Shares. Shares of stock of the Corporation shall be transferable only on the stock records of the Corporation or its transfer agent, if any, by the stockholders thereof in person or by their duly authorized attorneys or legal representatives. Upon surrender to the Corporation or its transfer agent of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its stock books.

      7.6 Recognition of Ownership Rights. The Corporation shall be entitled to recognize the exclusive right of a person registered on the stock books of the Corporation (or its transfer agent or registrar, if any) as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation (or its transfer agent or registrar, if any) shall have express or other notice thereof, except as otherwise provided by law.

                                  ARTICLE VIII

                                 INDEMNIFICATION

      8.1 Definitions. As used in this Article VIII, the following terms have the indicated meanings:

            (a) Awards. The term "Awards" means all monetary damages, liabilities, fines (including, without limitation, excise taxes assessed with respect to employee benefit plans), penalties, deficiencies, assessments, settlement amounts, and other awards, and all interest on any thereof, whether actual, compensatory, liquidated, exemplary, or punitive.

            (b) Company. The term "Company" means the Corporation and any domestic or foreign successor of the Corporation in a merger, consolidation, or other transaction in which the liabilities of the Corporation are transferred to such successor by operation of law, and in any other transaction in which such successor assumes the liabilities of the Corporation but does not specifically exclude liabilities that are the subject matter of this Article VIII.

            (c) Director. The term "Director" means any person who is or was a director or advisory director of the Company and any person who, while a director or advisory director of the Company, is or was serving at the request of the Company as a director, officer, assistant officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of any other foreign or domestic corporation or of any foreign or domestic partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise.

            (d) Expenses. The term "Expenses" means such costs of court, fees and disbursements of attorneys and experts, and other costs and expenses (except Awards) as are incurred in connection with any Proceeding, including, without limitation, any investigation or preparation therefor and any Proceeding to establish an Indemnitee's right to indemnification under this Article VIII.

            (e) Indemnitee. The term "Indemnitee" means (i) any person who is or was a director, advisory director, officer, or assistant officer of the Company, (ii) any present or former director, advisory director, officer, or assistant officer of the Company who, while serving the company as such, is or was serving at the request of the Company as a director, officer, assistant officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of any other foreign or domestic corporation or of any foreign or domestic partnership, joint venture, sole proprietorship trust, employee benefit plan, or other enterprise, and (iii) any estate, executor, administrator, personal representative, trustee, heir, or beneficiary of any person specified in clauses (i) or (ii) of this subsection (e); provided, however, that the term "Indemnitee" shall not include any person specified in clause (ii) of this subsection (e) (or any estate, executor, administrator, personal representative, trustee, heir, or beneficiary of such person) if a resolution of the Board of Directors, in effect at the time of the act or circumstance for which indemnification is sought hereunder, excludes such person from this definition or from the benefits of this Article VIII.

            (f) Officer. The term "Officer" means any person who is or was an officer or assistant officer of the Company and any person who, while an officer or assistant officer of the Company, is or was serving at the request of the Company as a director, officer, assistant officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of any other foreign or domestic corporation or of any foreign or domestic partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise.

            (g) Proceeding. The term "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative; any appeal in such an action, suit, or proceeding; and any inquiry or investigation that could lead to such an action, suit, or proceeding.

            (h) Serving at the Request of the Company. The term "serving at the request of the Company", or any similar phrase, means providing services pursuant to these Bylaws or a resolution of the Board of Directors or any committee thereof or pursuant to the performance by the Company's director, advisory director, officer, assistant officer, employee, or agent of his regular duties to the Company.

            8.2 Mandatory Indemnification.

            (a) General. The Company shall Indemnify, and shall advance Expenses to, each Indemnitee to the fullest extent required or permitted under the laws of the State of Delaware (including, without limitation, the Delaware General Corporation Law) as currently in effect or hereafter amended. Without limiting the generality of the foregoing:

            (b) Non-Derivative Actions. The Company shall indemnify each Indemnitee who is a party to or is threatened to be made a party to or otherwise involved in any Proceeding (other than a Proceeding by or in the right of the Company to procure a judgment in favor of the Company), by reason of the fact that such Indemnitee is or was a Director or Officer, against all Expenses and Awards actually and reasonably paid or incurred by such Indemnitee in connection with the defense or settlement of such Proceeding, but only if such Indemnitee acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal Proceeding, also had no reasonable cause to believe that his conduct was unlawful. The termination of any such Proceeding by judgment, order of court, settlement, or conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that such Indemnitee did not act in good faith and in a manner that he reasonably believed to be in the best interests of the Company, and with respect to any criminal Proceeding, that such Indemnitee had reasonable cause to believe that his conduct was unlawful.

            (c) Derivative Actions. The Company shall indemnify each Indemnitee who is a party to or is threatened to be made a party to or otherwise involved in any Proceeding by or in the right of the Company to procure a judgment in favor of the Company, by reason of the fact that such Indemnitee is or was a Director or Officer, against all Expenses actually and reasonably paid or incurred by such Indemnitee in connection with the defense or settlement of such Proceeding, but only if such Indemnitee acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that no indemnification for Expenses shall be made under this subsection (c) in respect of any claim, Issue, or matter as to which such Indemnitee shall have been adjudged to be liable to the Company unless, but only to the extent that, the Delaware Court of Chancery or any court in which such Proceeding was brought or appealed shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, much Indemnitee is fairly and reasonably entitled to indemnification for such Expenses as such court shall deem proper.

            (d) Employee Benefit Plans. An Indemnitee who acted in good faith and in a manner that he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the Company as referred to in this Article VIII.

            (e) Determinations. Any indemnification pursuant to this Article VIII shall be made by the Company only as ordered by a court of competent jurisdiction or as authorized in the specific case upon a determination that such indemnification is required or permitted in the circumstances because, in addition to the other requirements of this Article VIII, the applicable standard of conduct set forth in subsections (b), (c), or (d) of this Section
   8.2 has been met by the Director or Officer. The foregoing determination shall be made in each instance, as soon as reasonably practicable, (i) by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to the respective Proceeding, or (ii) if such quorum is not obtainable, or (although obtainable) if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. If an Indemnitee meets the applicable standard of conduct and other requirements for some, but not all, claims for indemnification under this Article VIII, the Company shall indemnify such Indemnitee for such Awards and Expenses as to which it is determined that the applicable standards of conduct and other requirements have been met.

            (f) Claims for Indemnification. To the fullest extent required or permitted under the laws of the State of Delaware (including, without limitation, the Delaware General Corporation Law) as currently in effect or hereafter amended:

            (i) each Indemnitee's right to indemnification or advances as provided by this Article VIII shall be enforceable by such Indemnitee in any Proceeding before any court of competent jurisdiction:

            (ii) the burden of proving that indemnification or advances under this Article VIII are not required or permitted shall be on the person alleging any Indemnitee's non-entitlement; and

            (iii) neither the failure of the Company (including, without limitation, its stockholders, Board of Directors, or independent legal counsel) to have made a determination, before the commencement of such Proceeding, that indemnification or advances are required or permitted in the circumstances because such Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including, without limitation, its stockholders,

      Board of Directors, or independent legal counsel) that such Indemnitee has not met such applicable standard of conduct, shall be a defense to the Proceeding or create a presumption that such Indemnitee has not met the applicable standard of conduct.

            (g) Successful Defense. Notwithstanding any other provision of this
   Article VIII, to the extent that an Indemnitee has been successful, on the merits or otherwise, in the defense of any Proceeding or in the defense of any claim, issue, or matter therein, including, without limitation, the dismissal of such Proceeding without prejudice, such Indemnitee shall be indemnified by the Company against all Expenses incurred by him in connection with such defense.

            (h) Advances of Expenses. All Expenses paid or incurred by an Indemnitee in the defense of any Proceeding shall be paid or reimbursed promptly by the Company in advance of the final disposition of such Proceeding upon receipt of a written undertaking by or on behalf of such Indemnitee to repay the amount of such Expenses if, but only to the extent that, it is ultimately determined that such Indemnitee is not entitled to be indemnified by the Company pursuant to this Article VIII. Such written undertaking shall be an unlimited general obligation of such Indemnitee, but need not be secured and may be accepted without reference to any financial ability to make repayment.

            (i) Subrogation. Notwithstanding any other provision of this Article VIII, the Company shall not be liable to any Indemnitee for Awards or Expenses that have been collected or are collectible by or on behalf of such Indemnitee from persons or entities other than the Company, including, without limitation, those amounts collected or collectible under valid and enforceable director and officer liability insurance policies, indemnification agreements, or other similar arrangements. In each instance in which the Company makes any indemnification payment to an Indemnitee, pursuant to this Article VIII or otherwise, (i) the Company shall be subrogated, to the extent of each such indemnification payment, to all of such indemnitee's rights of recovery against persons or entities other than the Company relating to the claims upon which the Awards or Expenses were incurred, including, without limitation, all of such Indemnitee's rights of set off, rights of appeal, and rights under director and officer liability insurance policies, indemnification agreements, and other similar arrangements; and (ii) such Indemnitee shall execute such documents and perform such acts as the Company may reasonably request to effect the subrogation contemplated by this subsection (i).

      8.3 Incorporator Indemnification. The Company shall, to the fullest extent required or permitted by the laws of the State of Delaware (including, without limitation, the Delaware General

Corporation Law) as currently in effect or hereafter amended, indemnify and hold harmless the incorporator of the Company from and against any and all Expenses incurred by such incorporator by virtue of the incorporation of the Company by such incorporator and other services provided by such incorporator.

      8.4 Changes in Mandatory Indemnification. The rights of indemnification and advancement of Expenses provided under Sections 8.2 and 8.3 of these Bylaws shall be expanded, automatically and without any further action by the Board of directors or stockholders of the Corporation, to include any additional rights that are required or permitted by any and all laws of the State of Delaware that are enacted, adopted, or otherwise promulgated after the date such Sections 8.2 and 8.3 were first approved by the Board of Directors. Furthermore, such Sections 8.2 and 8.3 shall be deemed a contract between the Company and each Indemnitee and the incorporator, respectively. Accordingly, although this
Article VIII (including, without limitation, such Sections 8.2 and 8.3) may be modified, amended, or repealed in the manner provided in Section 9.9 of these Bylaws, with or without the consent of any Indemnitee or the incorporator, no such modification, amendment, or repeal shall have the effect of decreasing or eliminating any rights under this Article VIII of any Indemnitee or the incorporator with respect to any Proceeding, event, or circumstance occurring before such modification, amendment, or repeal.

      8.5 Optional Indemnification Provisions. Notwithstanding any other provision of this Article VIII, the Company (pursuant to a resolution adopted by its stockholders, the Board of Directors by a majority vote of a quorum of the disinterested directors or a committee of such disinterested directors):

            (a) may pay or reimburse Expenses paid or incurred by an Indemnitee in connection with his appearance as a witness or other participation in any Proceeding at a time when he is not a named defendant or respondent in such Proceeding; and

            (b) may indemnify and advance Expenses to (i) any person who is or was an employee or agent of the Company and (ii) any present or former Director, advisory director, Officer, employee, or agent of the Company who, regardless of whether then serving the Company as such, is or was serving at the request of the Company as a director, officer, assistant officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of any other foreign or domestic corporation or of any foreign or domestic partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise to the same extent that the Company may indemnify and advance Expenses to any Indemnitee under this Article VIII; and

            (c) may indemnify and advance Expenses to any present or former Director, Officer, employee, agent, or other person

   (including, without limitation, any present or former director, officer, assistant officer, employee, or agent of any predecessor or subsidiary of the Company) to such further extent, consistent with the laws of the State of Delaware (including, without limitation, the Delaware General Corporation
   Law) as currently in effect or hereafter amended, as may be provided by the Certificate of Incorporation, these Bylaws, any general or specific action of the Board of Directors or any committee thereof, or any contract or as required or permitted by common law.

      8.6 Non-Exclusivity. The indemnification and advancement of Expenses required or permitted by this Article VIII shall not be deemed exclusive of any other rights to which any Director, Officer, employee, agent, or other person seeking indemnification or advancement of Expenses may be entitled under any present or future bylaw, contract, vote of stockholders or disinterested directors, or otherwise, whether as to action or inaction in the official capacity of any of the foregoing persons or as to action or inaction in another capacity while holding such office with, or so employed or engaged by, the Company.

      8.7 Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee, or agent of the Company or who is or was serving at the request of the Company as a director, officer, assistant officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of any other foreign or domestic corporation or of any foreign or domestic partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such a person, whether or not the Company would have the power to indemnify him against that liability under this Article VIII.

                                   ARTICLE IX

                               GENERAL PROVISIONS

      9.1 Dividends. Subject to provisions of law and the Certificate of Incorporation, the Board of Directors at any regular or special meeting thereof may declare dividends upon the shares of the Corporation's capital stock, and the Corporation may pay such dividends. Such declaration and payment shall be at the discretion of the Board of Directors. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation. If the dividend is to be paid in shares of the Corporations capital stock theretofore unissued, the Board of Directors shall, by resolution, direct that there be designated as capital in respect of such shares an amount that, in the case of par-value shares being declared as a dividend, is not less than the aggregate par value of such shares and, in the case of shares without par value being declared as a dividend, is not less than such amount as shall be determined by the Board of Directors. No such designation as capital shall be necessary if shares are being distributed by the Corporation pursuant to split-up or division of its stock rather than as payment of a dividend declared payable in stock of the Corporation.

      9.2 Reserves for Dividends. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, shall determine proper as a reserve or reserves to meet loss contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall determine, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

      9.3 Statement of Business Condition. The Board of Directors may present at each annual meeting of stockholders, and at any special meeting of the stockholders when called for vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

      9.4 Instruments. All notes, checks or demands for money, and other instruments of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

      9.5 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors; provided, however, that if such fiscal year is not fixed by the Board of Directors, it shall be the calendar year.

      9.6 Corporate Seal. The corporate seal, if any, of the Corporation shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Delaware" or may be in such other form as may from time to time be approved by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. The Secretary shall have custody of the corporate seal of the Corporation. Tee Secretary or the Treasurer shall have authority to affix the seal to any instrument requiring it, and when so affixed, the seal may be attested by either such officer's signature. The Board of Directors may give general authority to any officer to affix the seal of the Corporation and to attest the affixing by his signature. With respect to any contract, instrument, or other document executed by the Corporation through its duly authorized officer or officers, the attestation to such execution by the Secretary, the Treasurer, or any other officer of the Corporation shall not be necessary to constitute such contract, instrument, or other document a valid or binding obligation of the Corporation unless the resolution, if any, of the Board of Directors authorizing such execution expressly states that such attestation is necessary.

      9.7 Resignations. Any director, committee member, officer, assistant officer, or agent may resign by giving written notice to the Corporation. The effective time of such resignation shall be the time specified in the written notice given to the Corporation, or immediately if no time is specified or if an earlier time than when given is specified. In no event may the effective time of such resignation be before the time such notice is given. Unless a resignation specifies otherwise, it is effective without being accepted.

      9.8 Securities of Other Corporations. The Chairman of the Board, the Vice Chairman of the Board, the President, or any Vice President of the Corporation, or any other person or committee authorized by resolution of the Board of Directors, shall have the power and authority to transfer, endorse for transfer, vote, consent, or take any other action with respect to any securities of another issuer that may be held or owned by the corporation and to make, execute, and deliver any waiver, proxy, or consent with respect to any such securities.

      9.9 Amendment. These Bylaws may be amended, added to, rescinded or repealed at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting or, in the case of a meeting of the Board of Directors, in a notice given not less than two days prior to the meeting; provided, however, that, notwithstanding any other provisions of these Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, the Certificate of Incorporation, any Preferred Stock Designation or these Bylaws, the affirmative vote of the holders of at least 80 percent of the combined voting power of all the then outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal Sections 2.2 and 2.16 of ARTICLE II of these Bylaws, Sections 3.2, 3.4, 3.5, 3.8 and 3.12 of ARTICLE III of these Bylaws or this proviso to this Section 9.9 of ARTICLE IX of these Bylaws.

      9.10 Interested Persons. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of the Corporation's directors or officers are themselves directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in any meeting of the Board of

Directors, or any committee thereof, at which the contract or transaction is approved or authorized, or solely because his or their votes are counted for such purpose, if:

            (a) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

            (b) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

            (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee authorizing or approving the contract or transaction.

      9.11 Severability. If any provision of these Bylaws is held to be illegal, invalid, or unenforceable under present or future laws. such provision shall be fully severable, and these Bylaws shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof. The remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of these Bylaws a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.

      9.12 Table of Contents; Headings. The Table of Contents and headings used in these Bylaws have been inserted for convenience only and do not constitute matters to be construed or interpreted in connection with these Bylaws.

      9.13 Construction. Unless the context otherwise requires, (a) the masculine gender shall include each other gender, (b) words using the singular or plural number shall include the plural and singular number, respectively, (c) the term "including" and derivative or similar words shall mean "including, without limitation," (d) the term "person" shall include any natural person, corporation, partnership, joint venture, proprietorship, trust, union, association, or other entity or authority, and (e) the term "or" shall mean "and/or."

      The undersigned Secretary of the Corporation hereby certifies that the foregoing Bylaws were adopted by the Board of Directors as of the 5th day of August, 1992, TO WITNESS WHICH I have hereunto affixed by signature.



                                                /s/ W. Weldon Wilson
                                                --------------------------------
                                                W. Weldon Wilson, Secretary